                                                                    EXHIBIT 10.3

                 AMENDMENT TO NOTE AND EQUITY PURCHASE AGREEMENT

         AMENDMENT TO NOTE AND EQUITY PURCHASE AGREEMENT dated as of April 14, 2003, by and between Montauk Battery Realty LLC, a New York limited liability company (the "Company"), and New Valley Real Estate Corporation, a Delaware corporation ("New Valley"), and The Prudential Real Estate Financial Services of America, Inc., a California corporation ("PREFSA" and together with New Valley, the "Purchasers").

                                    RECITALS

         The Company and the Purchasers entered into a Note and Equity Purchase Agreement dated as of March 14, 2003 (the "Loan Agreement"), pursuant to which certain financial accommodations were made available to the Company.

         The parties hereto have agreed by separate agreement dated March 14, 2003 to modify the representations, warranties and covenants of the Company contained in the Loan Agreement to be identical to those of the Company contained in the PREFSA Loan Agreement upon and subject to the following terms and conditions.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and promises exchanged herein, the parties hereto mutually agree as follows:

         Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Loan Agreement are used herein as defined therein.

         Section 2. Amendments. The Loan Agreement shall be amended as follows:

2.1  Representations and Warranties:

     (a) Section 3.7 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefore:

                  "3.7 TITLE; LIENS AND ENCUMBRANCES. The Company and the Company Subsidiaries either own or hold under leases all of the material properties used by its business. Each of the Company and the Company Subsidiaries has good, indefeasible and marketable title to all of its property (reflected in the balance sheets described in Section 3.5), free and clear of all security interests, liens, encumbrances, restrictions and other burdens, except as set forth on Schedule 3.7 and as permitted by Section 7.2(d). Except as set forth on Schedule 3.7, no financing statement (other than any which may have been filed on behalf of PREFSA) covering any of the Collateral is on file in any public office applicable thereto (collectively, "Applicable Public Offices"), which offices are listed on Schedule 3.7. Except for (i) those financing statements naming PREFSA as secured party, (ii) those financing statements naming PREA as secured party filed with respect to the Franchise Term Note and (iii) any financing statements naming NFB as secured party filed with respect to the NFB Loan, each of the financing statements listed in Schedule 3.7 evidence a lien on specific equipment of B&H given to secure B&H's obligations under an equipment lease or in connection with equipment lease financing."

2.2 Covenants

         (a) Section 7.1(c)(i) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

                  "(c)     Tax Obligations.

                  (i) The Company shall, and shall cause each Subsidiary to, file all Tax Returns required by and prepared in accordance with Applicable Law and shall pay or cause to be paid all Taxes assessed against the Company or any Subsidiary, or payable by such the Company or any Subsidiary, at such times and in such manner as to prevent any penalty from accruing or any Lien or charge from attaching to property of the Company or any Subsidiary, provided that the Company and each Subsidiary shall have the right to contest in good faith, by an appropriate proceeding promptly initiated and diligently conducted, the validity, amount or imposition of any such Tax, and upon good faith contest to delay or refuse payment thereof, provided, that (A) in the case of a delay or refusal of payment the proceedings shall cause the suspension of the collection of the applicable amount from the Company, any Subsidiary or the Collateral, (B) the contest shall have the effect of staying or postponing any sale, forfeiture or loss of the Collateral, (C) the Company or Subsidiary shall have set aside on its books adequate reserves with respect thereto, and shall have furnished whatever security is reasonably requested by Agent including a letter of credit, title insurance or bond and (D) the contest does not have a Material Adverse Effect."

         (b) Section 7.1(k) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

                  "(k)     Life Insurance Assignment. Upon payment in full of
                  the Superior Debt Obligations, the Company shall use its best efforts to obtain the life insurance described in the definition of Life Insurance Assignment, and to deliver to Agent a fully-executed original of the Life Insurance Assignment in a form satisfactory to the Agent."

         (c) Section 7.2 (c) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefore:

                  "(c)     Indebtedness. The Company and its Subsidiaries shall
                  not incur, create, suffer to exist or assume, or permit any of their Subsidiaries (if any) to incur, create, allow to exist or assume, any Indebtedness or sell or discount with recourse any accounts receivable or any debt instruments owned by them, or enter into any other arrangement which has the effect of guaranteeing a represented result or assuring a creditor of a Person against loss (including arrangements to purchase or repurchase property or obligations, pay for property, goods or services whether or not delivered or rendered, maintain working capital, equity capital or other financial statement condition of, or lend or contribute to or invest in, any Person), except the following:

                           (i)      the Subordinated Obligations incurred
                                    hereunder

                           (ii)     the Superior Debt;

                           (iii) liability arising from the endorsement of negotiable instruments for deposit and collection received in the ordinary course of the Company's or such Subsidiary's business;

                           (iv) capital leases and/or financing for Capital Expenditures not to exceed $1,500,000 at any one time in the aggregate;

                           (v)      the PREA Secured Obligations;

                           (vi)     the NFB Loan;

                           (vii) accounts payable incurred in the ordinary course of the Company's and its Subsidiaries' business. For purposes hereof, the term "accounts payable" shall in no event include any Indebtedness arising from the borrowing of money;

                           (viii) auto leases or auto financing entered into in the ordinary course of the Company and its Subsidiaries' business; provided, however, that the monthly payments due under such obligations shall not exceed $15,000 per month in the aggregate;

                           (ix) Indebtedness for business acquisitions not to exceed $500,000 in the aggregate at any time (provided, that Indebtedness for business acquisitions consented to in writing by PREFSA under the PREFSA Loan Agreement and, after the payment in full of the Superior Debt Obligations, the Agent hereunder, shall not count towards said $500,000 limit);

                           (x)      Intercompany Loans;

                           (xi) the existing $494,656 loan from DTHY to Montauk Battery, which loan constitutes a Member Loan (as defined in the Montauk Battery Operating Agreement) and which loan shall not be amended or modified after the date hereof;

                           (xii)    the Manhattan Franchise Note; or

                           (xiii) miscellaneous other Indebtedness not to exceed $100,000 in the aggregate at any time."

         (d) Section 7.2(h) of the Loan Agreement is hereby amended by deleting clauses (iv) and (v) in their entirety and substituting the following therefore:

                  "(iv) loans to its real estate agents as an advance against commissions owed to any such agent, but only to the extent made in the ordinary course of Borrowers' business and not to exceed $700,000 (exclusive of advances made to its real estate agents in the ordinary course for the purpose of paying premiums for their errors and omissions (E&O) insurance coverage) outstanding in the aggregate at any time (at least half of which shall be for advances against commissions owed under real estate contracts in escrow), (v) loans to its employees (other than any principal of DTHY or New Valley) made in the ordinary course of Borrowers' business and not to exceed $50,000 outstanding in the aggregate at any time"

         (e) Section 7.2(j) is hereby amended by adding the following as the last sentence thereof:

                  "Notwithstanding anything herein to the contrary, in no event shall the Herman Employment Agreement be amended, modified or replaced without the prior written consent of the Purchasers."

        (f) Section 7.2(k) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefore:

                  "(k)     Capital Expenditures. The Company and its
                  Subsidiaries shall not make Capital Expenditures in the aggregate for all of them, either by purchase or lease, in any Fiscal Year in excess of the amount set forth below opposite such Fiscal Year:

Fiscal Year                                 Amount of Capital Expenditures
-----------                                 ------------------------------
   2003                                               $2,400,000

2004 and each
Fiscal Year thereafter                      105% of the amount of capital expenditures
                                            permitted in the previous Fiscal Year
                                            (without consideration of any carryover from
                                            prior years); provided, that if the Company
                                            and its Subsidiaries incur capital
                                            expenditures during any previous Fiscal Year
                                            in an amount less than the permitted capital
                                            expenditures for such year, the difference
                                            between such amount and that Fiscal Year's
                                            limit shall be added to the amount of
                                            permitted capital expenditures for the
                                            current Fiscal Year; and provided, further,
                                            that in no event shall such additional
                                            amount exceed $500,000.

                  Notwithstanding the foregoing, the Company and its Subsidiaries may make Capital Expenditures, in the aggregate, of up to $1,000,000 for each new real estate brokerage office opened by the Company and its Subsidiaries with the prior written approval of Agent, and, if so approved by Agent, said Capital Expenditures shall not count towards the Capital Expenditure limits set forth in the table above."

         (g) Section 7.2(o) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefore:

                  "(o)     Trade Credit. The Company and its Subsidiaries shall
not allow, in the aggregate, more than the Trade Credit Limit of trade accounts payable (net of commissions due) to be more than 60 days past due at any time. For purposes hereof, the "Trade Credit Limit" shall mean (i) during the months from January through July (inclusive), $300,000, and (ii) during the months from August through December (inclusive), $150,000."

         (h) Section 7.2(p) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefore:

                  "(p)     Business Acquisitions. Upon the satisfaction in full
                  of the Superior Debt Obligations, the Agent's prior written consent shall be required in connection with any acquisition of a business by the Company or any Subsidiary; provided, however, that the Company may acquire a business without such consent if both (i) the acquisition price for the acquisition of such business is less than $250,000, and (ii) no portion of the acquisition of such business is being financed with proceeds from the Loans."

         (i) Section 7.2(q) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefore:

                  "(q)     Leases. Without Agent's prior written consent, the
                  Company and its Subsidiaries shall not, enter into, renew, replace or extend any lease for any real or personal property if such action would cause the aggregate lease obligations of the Company and its Subsidiaries (excluding the lease at 575 Madison Avenue, New York, New York) on a consolidated basis to exceed the aggregate lease obligations of the Company and its Subsidiaries (excluding the lease at 575 Madison Avenue, New York, New York) (giving effect to the acquisition contemplated by the Purchase Agreement on a pro forma basis as if IRG and IDE had been Subsidiaries as of December 31, 2002) on a consolidated basis existing as of December 31 of the prior Fiscal Year by more than ten percent (10%). For purposes of this Section 7.2(q), the term "lease obligations" shall mean the aggregate rental payments due under all leases during the applicable Fiscal Year."

         (j) A new Section 7.2(t) is hereby added:

                  "(t) The Company and its Subsidiaries shall not open any new real estate brokerage offices without the prior written approval of Agent."

         (k) Section 7.3 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

                  "7.3     Financial Covenants. From and after the time that the
                  Superior Debt is paid in full and continuing as long as any of the Subordinated Obligations remains unpaid (provided that, solely for purposes of determining whether the financial covenants set forth in Sections 7.3(d) and (e) below have been satisfied, all operations in the Borough of Manhattan shall be excluded from consideration (as if they did not exist) (i.e., the acquisition contemplated by the Purchase Agreement shall be treated as if it never happened) and the PREFSA Loan and the Loans shall be treated as if they were never made and the Long Island Facilities had been left in place in completing the calculations necessary to make such determination):

                           (a) Minimum Fixed Charges Coverage Ratio. The Company and its Subsidiaries will not permit the ratio of (x) EBITA for the period set forth below ending as of the date of determination to (y) the sum of all payments of principal (excluding Excess Cash Flow payments under Section 2.4(a) of the PREFSA Loan Agreement and under Section 3.3 of the Notes) and interest under the PREFSA Loans, the Loans and the NFB Loan for the period set forth below ending as of the date of determination, as determined at the end of each Fiscal Quarter of the Company and its Subsidiaries, commencing with the quarter ending March 31, 2004, to be less than the ratio shown below for the period ending as of the date of determination.

--------------------------------------------------------------------------------
 Period Ending as of Date of Determination                     Minimum Ratio
--------------------------------------------------------------------------------
12-month period ending as of the end of each                     1.25:1.0
Fiscal Quarter in Fiscal Year 2004
--------------------------------------------------------------------------------
12-month period ending as of the end of each                     1.35:1.0
Fiscal Quarter in Fiscal Year 2005
--------------------------------------------------------------------------------
12-month period ending as of the end of each                     1.60:1.0
Fiscal Quarter thereafter
--------------------------------------------------------------------------------

                  (b) Maximum Debt to EBITA. Beginning with the Fiscal Quarter ending March 31, 2004 and as of the end of each Fiscal Quarter thereafter, the Company and its Subsidiaries will not permit their Consolidated Debt Ratio at such time to exceed the amount set forth below:

--------------------------------------------------------------------------------
Date of Determination                            Maximum Consolidated Debt Ratio
--------------------------------------------------------------------------------
End of each Fiscal Quarter in Fiscal Year 2004               5.5:1.0
--------------------------------------------------------------------------------
End of each Fiscal Quarter in Fiscal Year 2005              5.25:1.0
--------------------------------------------------------------------------------
End of each Fiscal Quarter in Fiscal Year 2006              4.75:1.0
--------------------------------------------------------------------------------
End of each Fiscal Quarter in Fiscal Year 2007               3.5:1.0
--------------------------------------------------------------------------------
End of each Fiscal Quarter in Fiscal Year 2008               3.0:1.0
--------------------------------------------------------------------------------
End of each Fiscal Quarter in Fiscal Year 2009               2.5:1.0
--------------------------------------------------------------------------------
End of each Fiscal Quarter thereafter                        2.0:1.0
--------------------------------------------------------------------------------

                  (c) Minimum Interest Coverage Ratio. The Company and its Subsidiaries will not permit the ratio of (x) EBITA for the period set forth below ending as of the date of determination to (y) Consolidated Interest Charges for the period set forth below ending as of the date of determination, as determined at the end of each Fiscal Quarter of the Company and its Subsidiaries, commencing with the quarter ending March 31, 2004, to be less than the ratio shown below for the period ending as of the date of determination:

--------------------------------------------------------------------------------
 Period Ending as of Date of Determination                  Minimum Ratio
--------------------------------------------------------------------------------
12-month period ending as of the end of each                   1.8:1.0
Fiscal Quarter in Fiscal Year 2004
--------------------------------------------------------------------------------
12-month period ending as of the end of each                   1.8:1.0
Fiscal Quarter in Fiscal Year 2005
--------------------------------------------------------------------------------
12-month period ending as of the end of each                   2.25:1.0
Fiscal Quarter in Fiscal Year 2006
--------------------------------------------------------------------------------
12-month period ending as of the end of each                   3.0:1.0
Fiscal Quarter in Fiscal Year 2007
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
12-month period ending as of the end of each                  4.0:1.0
Fiscal Quarter in Fiscal Year 2008
--------------------------------------------------------------------------------
12-month period ending as of the end of each                  5.0:1.0
Fiscal Quarter in Fiscal Year 2009
--------------------------------------------------------------------------------
12-month period ending as of the end of each                  7.0:1.0
Fiscal Quarter thereafter
--------------------------------------------------------------------------------

                  (d) 2003 Minimum Fixed Charges Coverage Ratio. The Company and its Subsidiaries will not permit the ratio of (x) EBITA for the period set forth below ending as of the date of determination to (y) the sum of all payments of principal (excluding Excess Cash Flow payments under Section 2.4(a) of the PREFSA Agreement) and interest under the Loans and the NFB Loan for the period set forth below ending as of the date of determination, as determined at the end of each Fiscal Quarter of the Company, commencing with the quarter ending March 31, 2003, to be less than the ratio shown below for the period ending as of the date of determination.

--------------------------------------------------------------------------------
 Period Ending as of Date of Determination                     Minimum Ratio
--------------------------------------------------------------------------------
12-month period ending as of the end of each                      1.5:1.0
Fiscal Quarter in Fiscal Year 2003
--------------------------------------------------------------------------------

                  (e) 2003 Maximum Debt to EBITA. Beginning with the Fiscal Quarter ending March 31, 2003 and as of the end of each Fiscal Quarter thereafter in Fiscal Year 2003, the Company and its Subsidiaries will not permit their Consolidated Debt Ratio at such time to exceed the amount set forth below:

--------------------------------------------------------------------------------
       Date of Determination                     Maximum Consolidated Debt Ratio
--------------------------------------------------------------------------------
End of each Fiscal Quarter in Fiscal Year 2003              4.0:1.0
--------------------------------------------------------------------------------

                  (f) Minimum EBITA for IDE and IRG. The Company and its Subsidiaries will not permit the EBITA of IDE and IRG for the 12-month period ending as of December 31, 2003 to be less than $10,000,000. For purposes of the foregoing sentence, EBITA shall be determined as if IDE and IRG was the Company."

         Section 3. Representations and Warranties. The Company and its Subsidiaries represent and warrant to the Purchasers that the representations and warranties set forth herein and in the Loan Agreement are true and complete on the date hereof and as if made on and as of the date hereof (or, if such representation warranty is expressly stated to have been made as of a specific date, as of such specific date) and that no Default or Event of Default has occurred and is continuing.

         Section 4. Governing Law; Execution in Counterparts. Except as herein provided, the Loan Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to New York conflicts of laws principles).

         Section 5. Expenses, etc. The Company agrees to pay or reimburse the Purchasers for all reasonable out-of-pocket costs and expenses of the Purchasers in connection with the negotiation, preparation, execution and delivery of this Amendment and the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Loan Agreement to be duly executed and delivered by their duly authorized officers, all as of the day and year first above written.

                                           Company:

                                           MONTAUK BATTERY REALTY LLC

                                           By:  /s/ Dorothy Herman
                                               ---------------------------------
                                               Dorothy Herman
                                               President

                                           Purchasers:

                                           NEW VALLEY REAL ESTATE CORPORATION

                                           By: /s/ Richard J. Lampen
                                               ---------------------------------
                                               Richard J. Lampen
                                               Executive Vice President

                                           THE PRUDENTIAL REAL ESTATE
                                           FINANCIAL SERVICES OF AMERICA, INC.

                                           By: /s/ Leila Ghoroghchi
                                               ---------------------------------